Exhibit 10

FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of August 26, 2005, among HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (“Borrower”), the undersigned Lenders signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent.

Statement of Facts

    A.        Borrower is a party to that certain Amended and Restated Credit Agreement dated as of October 3, 2003, as amended and modified by that certain (i) First Amendment to Amended and Restated Credit Agreement and Consent dated as of November 17, 2003, (ii) Second Amendment to Amended and Restated Credit Agreement dated as of April 6, 2004, (iii) Forbearance Agreement dated as of August 18, 2004 (the “Forbearance Agreement”) and (iv) Third Amendment to Amended and Restated Credit Agreement and Waiver dated as of September 2, 2004 (as so amended and modified, the “Credit Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement), among Borrower, General Electric Capital Corporation, as Administrative Agent, GECC Capital Markets Group, Inc. and Lehman Brothers, Inc., as Joint Lead Arrangers and Joint Book Managers, Lehman Commercial Paper, Inc., as Syndication Agent, Harris Trust and Savings Bank, as Documentation Agent, and General Electric Capital Corporation, as Documentation Agent.

    B.        Borrower desires to amend certain provisions of the Credit Agreement pursuant to this Amendment to, among other things, (i) reduce the Total Revolving Loan Commitment, (ii) extend the Revolving Loan Maturity Date, and (iii) modify certain financial covenants.

Statement of Terms

        NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.           Amendments. Subject to the terms and conditions of this Amendment, including without limitation Section 4 hereof, the Credit Agreement is hereby amended as follows.

A. Section 1.01(a) of the Credit Agreement is hereby amended by deleting the last proviso of said Section.

B. Section 2.01(b)(iii) is hereby amended by deleting said Section in its entirety.

C. Section 2.02 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    2.02.        Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $15,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) each standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to such Issuing Lender) and (y) ten Business Days prior to the Revolving Loan Maturity Date, and (iii) each trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of the issuance thereof and (y) 30 days prior to the Revolving Loan Maturity Date.

D. Section 3.01(e) of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    (e)        The Borrower shall pay to the Administrative Agent the fees specified in that certain Fee Letter dated as of July 27, 2005 between Borrower and GE Capital (the “Fee Letter”), at the times specified for payment therein.

E. Section 3.03 (a) of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

(a) The Total Revolving Loan Commitment and the Revolving Loan Commitment of each Revolving Credit Lender shall terminate in their entirety on the Revolving Loan Maturity Date.

F. Section 7.05(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

Since March 31, 2005, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

G. Section 8.16 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

8.16 Repayment of Senior Notes.On or prior to August 15, 2008, the Borrower shall have refinanced or repaid, or made provision for the refinancing or repayment of, all of the outstanding Senior Notes, provided that any such refinancing must meet all of the requirements to qualify as a Senior Note Refinancing.

H. Section 9.03(ix) of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    (ix)        the Borrower may make voluntary prepayments or repurchases in respect of the Senior Notes (as in effect on the Restatement Effective Date) after the Restatement Effective Date, provided that (A) such prepayments or repurchases are made solely from the proceeds of an Excluded Equity Issuance or from Excluded Debt that refinances such Senior Notes and meets all of the requirements to qualify as a Senior Note Refinancing and the Borrower shall have no further obligations in respect of the Senior Notes being prepaid or repurchased; (B) such prepayments or repurchases are permitted under the terms of the Senior Note Documents, (C) no Default or Event of Default then exists or would result therefrom, and (D) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to such repayment or repurchase and the incurrence of any Indebtedness and any Excluded Equity Issuance in connection therewith;

I. Section 9.04(ii) of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    (ii)        Existing Indebtedness, the Senior Notes outstanding on the Restatement Effective Date (and after giving effect thereto) and the Senior Subordinated Notes outstanding on the Restatement Effective Date (and after giving effect thereto), and any subsequent extension, renewal or refinancing thereof, provided that (A) the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing (plus any fees and expenses related thereto and any prepayment premium or tender premium in connection with such extension, renewal or refinancing), (B) the terms and conditions of the Indebtedness to be extended, renewed or refinanced are no less favorable to the Lenders than the terms and conditions of the Indebtedness existing prior to such extension, renewal or refinancing, (C) such extensions, renewals or refinancings do not shorten the maturity date or the Weighted Average Life to Maturity of the Indebtedness being extended, renewed or refinanced, and (D) in the case of any refinancing of the Senior Notes, such refinancing must meet all of the requirements to qualify as a Senior Note Refinancing;

J. Section 9.07(a) of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting in lieu thereof the following new subsection (a) to read as follows:

    (a)        The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $19,000,000 in any fiscal year of the Borrower; provided that from and after the date that the Borrower’s Leverage Ratio as of the end of any fiscal quarter occurring after the date hereof (calculated as set forth in Section 9.09) shall be less than 5.0:1.00, the Capital Expenditure limit shall be $22,500,000 with respect to any fiscal year ending after such fiscal quarter.

K. Section 9.08 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio

Each fiscal quarter ending
in the period commencing
September 30, 2005 to and
including December 31, 2006	1.85:1.00

Each fiscal quarter ending
in the period commencing
March 31, 2007
to and including
December 31, 2007	2.00:1.00

Each fiscal quarter ending
in the period commencing
March 31, 2008
and thereafter	2.25:1.00

L. Section 9.09 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

9.09 Maximum Total Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Fiscal Quarter Ending	Ratio

Each fiscal quarter ending
in the period commencing
September 30, 2005 to and
including December 31, 2006	5.75:1.00

Each fiscal quarter ending
in the period commencing
March 31, 2007 to and
including December 31, 2007	5.50:1.00

Each fiscal quarter ending
in the period commencing
December 31, 2008 and thereafter	5.00:1.00

; provided that solely for the purposes of calculating the Total Leverage Ratio for any of the fiscal quarters indicated in the table below, Indebtedness shall not include as of any date of determination with respect to such fiscal quarter an amount equal to the lesser of (i) the aggregate face amount of any Linkia Letters of Credit outstanding as of such date of determination, and (ii) the Excluded Amount as set forth in the table below with respect to such fiscal quarter.

Excluded
Fiscal Quarter ending	Amount

Fiscal quarter ending
December 31, 2005	$6,000,000

Fiscal quarter ending
March 31, 2006	$4,000,000

Fiscal quarter ending
June 30, 2006	$2,000,000

M. Section 9.10 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    9.10        Maximum Senior Secured Leverage Ratio. The Borrower will not permit the Senior Secured Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Fiscal Quarter Ending	Ratio

Each fiscal quarter ending
in the period commencing
September 30, 2005 to and
including June 30, 2006	2.75:1.00

Each fiscal quarter ending
in the period commencing
September 30, 2006 to and
including December 31, 2006	2.50:1.00

Each fiscal quarter ending
in the period commencing
March 31, 2007 to and
including December 31, 2007	2.25:1.00

Each fiscal quarter ending
in the period commencing
March 31, 2008 and thereafter	2.00:1.00

; provided that solely for the purposes of calculating the Senior Secured Leverage Ratio for any of the fiscal quarters indicated in the table below, Indebtedness shall not include as of any date of determination with respect to such fiscal quarter an amount equal to the lesser of (i) the aggregate face amount of any Linkia Letters of Credit outstanding as of such date of determination, and (ii) the Excluded Amount as set forth in the table below with respect to such fiscal quarter.

Excluded
Fiscal Quarter ending	Amount

Fiscal quarter ending
December 31, 2005	$6,000,000

Fiscal quarter ending
March 31, 2006	$4,000,000

Fiscal quarter ending
June 30, 2006	$2,000,000

N.	Section 9.12 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    9.12        Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio

Each fiscal quarter ending
in the period commencing
September 30, 2005 and
thereafter	1.10:1.00

O. Section 9.20 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section to read as follows:

    9.20        No Designation of Other Indebtedness as “Designated Senior Indebtedness”. The Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations, the Guaranteed Obligations, the Senior Notes and any Indebtedness that refinances the Senior Notes and meets all of the requirements to qualify as a Senior Note Refinancing) of such Credit Party as “Designated Senior Indebtedness”, “Senior Debt”, “Guarantor Designated Senior Debt”or “Guarantor Senior Debt” for the purposes of the Senior Subordinated Notes or the other Senior Subordinated Note Documents.

    P.              Section 11.01 of the Credit Agreement is hereby amended by deleting paragraph (b) of the definition of “Applicable Margin” in its entirety and substituting in lieu thereof the following new paragraph (b) as follows:

    (b)                      with respect to Tranche B Term Loans (1) for all periods prior to the Fourth Amendment Effective Date, the Term Loan B Applicable Margin shall be as set forth in paragraph (b) of the definition of “Applicable Margin” set forth in the Credit Agreement as in effect prior to the Fourth Amendment Effective Date, (2) from the Fourth Amendment Effective Date to and including the date which is six months after the Fourth Amendment Effective Date, the Term Loan B Applicable Margin shall be 3.75% for Eurodollar Loans and 2.75% for Base Rate Loans and (3) from and after any Start Date occurring after the date which is six months after the Fourth Amendment Effective Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Tranche B Term Loan and opposite the respective Level (i.e., Level 1 or Level 2, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer’s certificate delivered pursuant to Section 8.01(f) or the first proviso below):

	Senior Secured	Base Rate	Eurodollar
Level	Leverage Ratio	Loans	Loans

1	Less than or equal	2.00%	3.00%
	to 2.00:1.00

2	Greater than
	2.00:1.00	2.75%	3.75%

provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Senior Secured Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then the highest pricing level set forth above shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than such highest pricing level (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); provided further, that the highest pricing level set forth above shall apply at any time when any Default or Event of Default is in existence.

Q. Section 11.01 of the Credit Agreement is hereby amended by amending the definition of “Indebtedness” by adding the following as the last sentence of said definition:

For the avoidance of doubt, “Indebtedness” shall not include any gain recognized by the Borrower upon termination of an interest rate exchange agreement.

    R.              Section 11.01 of the Credit Agreement is hereby amended by deleting the definitions of “Documentation Agents”, “Excluded Debt”, “Excluded Equity Issuance”, “Revolving Loan Commitment”, “Revolving Loan Maturity Date” and “Total Revolving Loan Commitment” in their entireties and substituting in lieu thereof the following new definitions in said section in alphabetical order to read in their entireties as follows:

“Documentation Agents” shall mean, collectively, GE Capital and LaSalle Bank National Association in such capacity hereunder.

“Excluded Debt” means unsecured Indebtedness for borrowed money that is permitted to be incurred pursuant to clauses (ii), (iii), (ix) and (x) of Section 9.04 as such Section is in effect on the Fourth Amendment Effective Date.

“Excluded Equity Issuance” means the issuance of Equity Interests of the Borrower or any of its Subsidiaries in a public equity offering, the proceeds of such offering (after deducting any reasonable and customary expenses incurred by Borrower in connection with such issuance) are used by Borrower to (A) redeem and retire all or any portion of Borrower’s preferred stock, (B) repay, repurchase or refinance all or any portion of the Senior Subordinated Notes (as in effect on the Restatement Effective Date) (including any fees and expenses plus any prepayment premium or tender premium related thereto), or (C) repay, repurchase or refinance all or any portion of the Senior Notes (as in effect on the Restatement Effective Date) (including any fees and expenses plus any prepayment premium or tender premium related thereto), provided that if such Equity Interests consist of securities other than common stock, the terms of such Equity Interests shall be no less favorable to the Lenders than the preferred stock, Senior Subordinated Notes or Senior Notes, as applicable, that are being redeemed, retired, repaid or refinanced as the case may be with the proceeds of such Equity Interests.

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I to the Fourth Amendment, in each case as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

“Revolving Loan Maturity Date” shall mean (a) August 15, 2008, if the Senior Note Refinancing shall not have been fully consummated on or prior to such date, or (b) September 30, 2009, if the Senior Note Refinancing shall have been fully consummated on or prior to August 15, 2008.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Revolving Credit Lenders as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b). The Total Revolving Loan Commitment as of the Fourth Amendment Effective Date shall be $75,000,000.

S. Section 11.01 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order to read in their entirety as follows:

“Existing Letters of Credit” shall mean those certain outstanding Letters of Credit in the aggregate principal face amount of $2,230,000 issued by Harris Trust and Savings Bank as Issuing Lender prior to the Fourth Amendment Effective Date.

“Fourth Amendment” shall mean that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date by and among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Fourth Amendment Effective Date” shall mean August 26, 2005.

“Linkia Letters of Credit” means one or more Letter of Credit issued for the benefit of one or more healthcare insurance companies that are party to service contracts with Linkia LLC (“Linkia”) entered into in the ordinary course of business of Linkia in connection with managed care services to be provided by Linkia such insurance companies, in the aggregate face amount for all such Letters of Credit not to exceed $6,000,000.

“Senior Note Refinancing” shall mean, as of any date of determination, the refinancing of the entire principal amount of Indebtedness outstanding as of such date under the Senior Notes, together with any accrued interest and other obligations under the Senior Note Indenture, with additional Indebtedness of the Borrower incurred after the Fourth Amendment Effective Date (such additional Indebtedness being referred to herein as the “Refinancing Indebtedness”), or the proceeds of the issuance of common stock pursuant to an Excluded Equity Issuance, provided that each of the following additional conditions are met in connection with such refinancing (A) after giving effect to such refinancing, the Borrower shall not, nor shall any of its Subsidiaries, have any further obligations under the Senior Note Documents (other than any unliquidated contingent indemnity obligations that expressly survive payment in full of the Senior Notes), and all principal, interest and other amounts (other than any unliquidated contingent indemnity obligations that expressly survive payment in full of the Senior Notes) owing by the Borrower under the Senior Notes and the Senior Note Documents shall have been paid in full, (B) the aggregate principal amount of any Refinancing Indebtedness does not increase from the outstanding principal amount of the Senior Notes immediately prior to the consummation of such refinancing (plus any fees and expenses related thereto and any prepayment premium or tender premium in connection with such extension, renewal or refinancing), (C) the terms and conditions of any Refinancing Indebtedness are, as determined by the Required Lenders, no less favorable to the Lenders than the terms and conditions of the Indebtedness evidenced by the Senior Notes existing immediately prior to the consummation of such refinancing, (D) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to such refinancing, including any Refinancing Indebtedness and the repayment of the Senior Notes with the proceeds thereof; and (E) the maturity date of such Refinancing Indebtedness shall be no earlier than March 31, 2010.

“Sole Lead Arranger and Sole Book Runner” shall mean GE Capital Markets, Inc., in its capacity as Sole Lead Arranger and Sole Book Runner with respect to the Fourth Amendment and the transactions contemplated thereby, including the syndication of the Revolving Credit Facility as part of the Fourth Amendment.

    T.        Schedule I of the Credit Agreement, setting forth the Revolving Loan Commitments of each Revolving Credit Lender, is hereby amended by deleting said schedule in its entirety and substituting in lieu thereof a new Schedule I to read in its entirety as set forth on Schedule I to this Amendment.

    U.        Section 12.02 of the Credit Agreement is hereby amended by adding a reference to “Sole Lead Arranger and Sole Book Runner” immediately after the reference to “the Agents” in the second sentence of said Section.

V. Section 12.10 of the Credit Agreement is deleted in its entirety and the following new Section 12.10 is substituted in lieu thereof to read in its entirety as follows:

12.10 Syndication Agent, Documentation Agents, Lead Arrangers and Book Managers, etc. Notwithstanding any other provision hereof, Lehman Commercial Paper as Syndication Agent, GE Capital as Documentation Agent, LaSalle Bank National Association, as Documentation Agent, GECC Capital Markets Group and Lehman Brothers as Joint Book Managers and GECC Capital Markets Group and Lehman Brothers as Joint Lead Arrangers, in their respective capacities as such, shall have no duties or responsibilities under the Credit Documents and shall incur no liability under this Agreement or the other Credit Documents in such capacities. GE Capital Markets, Inc. is appointed as Sole Lead Arranger and Sole Book Runner with respect to the Fourth Amendment and the transactions contemplated thereby, including the syndication of the Revolving Credit Facility as part of the Fourth Amendment. Notwithstanding any other provision hereof, GE Capital Markets, Inc. as Sole Lead Arranger and Sole Book Runner with respect to the Fourth Amendment and the transactions contemplated thereby, including the syndication of the Revolving Credit Facility as part of the Fourth Amendment, in its capacities as such, shall have no duties or responsibilities under the Credit Documents and shall incur no liability under this Agreement or the other Credit Documents in such capacities.

W. The cover page of the Credit Agreement shall be deleted in its entirety and shall be replaced in its entirety by the cover page attached as Exhibit A to this Amendment.

    2.           Consent Relating to Linkia Trust Arrangements. Subject to the terms and conditions of this Amendment, including without limitation Section 4 hereof, the Administrative Agent and each of the undersigned Lenders hereby consents to Linkia LLC (“Linkia”) acting as trustee under one or more trusts (each, referred to herein individually as a “Linkia Trust”) to be established from time to time by one or more healthcare insurance companies (referred to herein as individually as an “Insurer”) that are party to service contracts with Linkia entered into in the ordinary course of business of Linkia, provided that each of the following conditions are satisfied: (i) each Linkia Trust is established solely for the benefit of the applicable Insurer’s insureds and service providers, (ii) the Administrative Agent shall have received all of the documents and instruments establishing and governing each such Linkia Trust and all such documents and instruments shall be in form and substance satisfactory to the Administrative Agent, (iii) each Linkia Trust shall be funded solely from the assets of the applicable Insurer and not with any Collateral or any other assets of Linkia, the Borrower or any of its other Subsidiaries, (iv) none of the assets of Linkia, the Borrower or any of its other Subsidiaries shall be commingled with the property or assets of any Linkia Trust and no Linkia Trust shall have any interest in any of the assets of Linkia, the Borrower or any of its Subsidiaries, (v) the obligations of Linkia as trustee under any Linkia Trust shall not be secured by the Collateral or any other assets of Linkia, the Borrower or any of its Subsidiaries. The undersigned Lenders further authorize the Administrative Agent and the Collateral Agent to take any action, including the entering into of any amendments or modifications to the Security Agreement or any other Loan Document (or any financing statement) to which Linkia is a party or is subject to evidence the foregoing consent of the Lenders to the appointment of Linkia as trustee and/or to confirm that the Liens granted by Linkia in any of the Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors do not extend to any property or assets of any Linkia Trust to the extent funded solely from the assets of the applicable Insurer.

    3.           Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Lenders the following: (a) this Amendment has been duly authorized, executed and delivered by Borrower; (b) no Default or Event of Default has occurred and is continuing as of this date; and (c) all of the representations and warranties made by Borrower in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date or have changed based upon events expressly permitted by the Credit Agreement).

    4.           Conditions to Effectiveness. This Amendment, including the amendments set forth in Section 1 of this Amendment and the consent set forth in Section 2 of this Amendment, shall be effective as of the date of this Amendment upon the satisfaction in full of each of the following conditions:

    (a)        the Administrative Agent shall have received counterparts of this Amendment, duly executed, completed and delivered by Borrower, each of the Revolving Credit Lenders, each of the Issuing Lenders and the Required Lenders;

(b) the Administrative Agent shall have received counterparts of the Confirmation of Guaranty attached to this Amendment, duly executed, completed and delivered by each Guarantor;

    (c)        Borrower shall have paid to GE Capital for its own account all of the fees required to be paid in connection with this Amendment and the transactions contemplated hereby pursuant to that certain Fee Letter dated as of July 27, 2005 between Borrower and GE Capital; and

    (d)        the Administrative Agent shall have received payment by 12:00 P.M. (New York time), August 29, 2005 from Borrower of the Amendment Fee (defined below) for the account of the Lenders that have duly executed and delivered a counterpart of this Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time), August 26, 2005.

    (e)        the Administrative Agent shall have received fully executed Assignment and Assumption Agreements and/or a master Assignment and Assumption Agreement from each of the Revolving Credit Lenders as may be necessary, in the sole judgment of the Administrative Agent, to effectuate the syndication of the Revolving Credit Facility in connection with this Amendment, each in form and substance satisfactory to the Administrative Agent.

    5.           Release. (a) Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges GE Capital, Administrative Agent and Lenders, in their capacities as Lenders and Agents under the Credit Agreement, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (GE Capital, Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Credit Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date that this Amendment is executed by all parties, for or on account of or relating to the Credit Agreement, any of the other Credit Documents or credit transactions contemplated thereby and which arise at any time on or prior to the date that this Amendment is executed by all parties, but not including any claims based on checks, wire transfers, or other matters which are ancillary to the credit transactions contemplated by the Credit Agreement.

    (b)               Each Credit Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

    (c)               Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

    6.               Reimbursement of Expenses. Borrower hereby agrees that it shall reimburse the Administrative Agent on demand for all costs and expenses (including without limitation attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

    7.           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

    8.           Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

    9.           Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns. Transmission by telecopier, facsimile or other form of electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

        10.    Effect of this Amendment. Except for the amendments set forth in Section 1 and the consents set forth in Sections 2, 13 and 14 of this Amendment, no other amendments, changes, modifications, consents or waivers to the Credit Documents are intended or implied and in all other respects the Credit Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Fourth Amendment Effective Date. To the extent of conflict between the terms of this Amendment and the other Credit Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

        11.    Entire Agreement. The Credit Agreement as modified by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

        12.       Amendment Fee. Borrower hereby agrees to pay to each Lender that executes and delivers a counterpart of this Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time), August 26, 2005 (such Lender referred to herein as a “Consenting Lender”), an amendment fee (the “Amendment Fee”) an amount equal to the sum of (1) the amount, if any, of any amendment fee that Borrower has agreed to pay such Lender in respect of its Revolving Loan Commitment as evidenced by a separate written agreement entered into on or prior to the Fourth Amendment Effective Date between Borrower and such Revolving Credit Lender and acknowledged and agreed to by the Administrative Agent, plus (2) the product of 0.15% multiplied by the outstanding principal amount of such Lender’s Tranche B Term Loans as of the Fourth Amendment Effective Date. Borrower shall pay the Amendment Fee in immediately available funds to the Administrative Agent for distribution to the Consenting Lenders on or prior to 12:00 P.M. (New York time), August 29, 2005; provided, however, that the Amendment Fee shall not be due and payable by Borrower (or distributed by the Administrative Agent) to Consenting Lenders unless and until all of the conditions precedent set forth in Section 4(a), (b), (c) and (e) of this Amendment shall have been satisfied. Any such Amendment Fees shall be distributed by the Administrative Agent to Consenting Lenders within five (5) Business Days after receipt thereof from Borrower, provided that all conditions precedent in Section 4 (a), (b), (c) and (e) have been satisfied.

        13.       Appointment of Documentation Agent and Approval of additional Issuing Lender. LaSalle Bank National Association is hereby appointed as a Documentation Agent and is also approved as an additional Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2 of the Credit Agreement.

        14.       Consent to Cash Collateralization of Existing Letters of Credit. The parties hereto hereby consent to Borrower pledging and granting a Lien on cash collateral in an aggregate amount not to exceed $2,500,000 for the sole purpose of securing the reimbursement obligations of Borrower under the Existing Letters of Credit and any reasonable and customary fees and expenses required to be paid by Borrower in respect of such Existing Letters of Credit, provided that (a) not later than September 23, 2005 (or such later date as Administrative Agent may approve, but in any event not later than October 15, 2005), such Existing Letters of Credit shall be cancelled or replaced by Borrower with new Letters of Credit issued after the Fourth Amendment Effective Date, and (b) such cash collateral shall not be commingled with any other property or assets of Borrower or any other Credit Party.

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        IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Amended and Restated Credit Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

HANGER ORTHOPEDIC GROUP, INC.

By:_____________________________________________
Name:__________________________________________
Title:___________________________________________

ADMINISTRATIVE AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent
and Lender

By:_____________________________________________
Name:__________________________________________
Its Duly Authorized Signatory

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[Signature page to Fourth Amendment to Amended and Restated Credit Agreement]

LENDER:

________________________________________________

By:_____________________________________________
Name:__________________________________________
Title:___________________________________________

[Signature page to Fourth Amendment to Amended and Restated Credit Agreement]

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

among

HANGER ORTHOPEDIC GROUP, INC.,

VARIOUS LENDERS

and

GENERAL ELECTRIC CAPITAL CORPORATION,
as ADMINISTRATIVE AGENT

_________________

Dated as of October 3, 2003

_________________

GECC CAPITAL MARKETS GROUP, INC. AND LEHMAN BROTHERS INC., as
JOINT LEAD ARRANGERS and JOINT BOOK MANAGERS

LEHMAN COMMERCIAL PAPER INC., as
SYNDICATION AGENT,

GENERAL ELECTRIC CAPITAL CORPORATION, as
DOCUMENTATION AGENT

LASALLE BANK NATIONAL ASSOCIATION, as
DOCUMENTATION AGENT

and

GE CAPITAL MARKETS, INC., as
SOLE LEAD ARRANGER and SOLE BOOK RUNNER
with respect to the Fourth Amendment and the transactions contemplated thereby

SCHEDULE I

Loan Commitments

Name of Revolving Credit Lender	Amount of Revolving Loan Commitment

General Electric Capital Corporation	$ 45,000,000.00
LaSalle Bank National Association	$ 20,000,000.00
Orix Finance Corp I	$ 10,000,000.00

Total Revolving Loan Commitments	$ 75,000,000.00

CONFIRMATION OF GUARANTY

        Each of the undersigned Subsidiary Guarantors hereby acknowledges, consents and agrees to the terms of the foregoing Fourth Amendment to Amended and Restated Credit Agreement (including, without limitation, Section 4 thereto) and agrees and confirms that its obligations under the Subsidiary Guaranty to which it is a party will continue in full force and effect and extend to all Obligations now outstanding or hereafter incurred pursuant to the terms of the Credit Agreement as modified hereby.

        As of this 26th day of August, 2005.

DOBI-SYMPLEX, INC.
HANGER PROSTHETICS & ORTHOTICS, INC.
OPNET, INC.
SOUTHERN PROSTHETIC SUPPLY, INC.
EUGENE TEUFEL & SON ORTHOTICS & PROSTHETICS, INC.
HPO, INC.
HANGER PROSTHETICS & ORTHOTICS EAST, INC.
HANGER PROSTHETICS & ORTHOTICS WEST, INC.
HANGER SERVICES CORPORATION
ABI ORTHOTIC/PROSTHETIC LABORATORIES, LTD.
NWPO ASSOCIATES, INC.
ADVANCED BIO-MECHANICS, INC.
GREATER CHESAPEAKE ORTHOTICS & PROSTHETICS, INC.
INNOVATIVE NEUROTRONICS, INC.
REHAB DESIGNS OF AMERICA CORPORATION
REHAB DESIGNS OF COLORADO, INC.
REHAB DESIGNS OF WISCONSIN, INC.
CERTIFIED ORTHOTIC & PROSTHETIC ASSOCIATES, INC.
LINKIA, LLC
THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.
CONNER BRACE CO., INC.
ELITE CARE, INCORPORATED
LAURENCE’S ORTHOTICS & PROSTHETICS, INC.
SHASTA ORTHOTIC PROSTHETIC SERVICE, INC.
FORTITUDE MEDICAL SPECIALISTS, INC.

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By:________________________________________
Name: Jason P. Owen
Title: Assistant Treasurer

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[Signature page to Confirmation of Guaranty]

Accepted and Agreed:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:________________________________________
Name: _____________________________________
Its Duly Authorized Signatory

[Signature page to Confirmation of Guaranty]